SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 14, 2006

                         INTERNATIONAL WIRE GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)

             DELAWARE                     000-51043             43-1705942
   (State or Other Jurisdiction          (Commission          (I.R.S. Employer
of Incorporation or Organization)        File Number)        Identification No.)

12 MASONIC AVE., CAMDEN, NY                                           13316
(Address of Principal Executive Offices)                            (Zip Code)

            Registrant's telephone number, including area code: (315) 245-3800

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

            [_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            [_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

            [_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            [_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                              ---------------------

ITEM 7.01.        REGULATION FD DISCLOSURE.

International Wire Group, Inc. (the "Company") announced today that the filing of its Form 10-Q for the quarter ended September 30, 2006 will be delayed pending finalization of its review of its accounting for deferred taxes, as explained below.

In connection with its remediation of a control deficiency related to the identification of differences between book and tax accounting for fixed assets, certain inventory reserves and LIFO inventories, as previously discussed in the Company's Form 10-K for the year ended December 31, 2005 and Forms 10-Q for the quarters ended March 31, 2006 and June 30, 2006, the Company is in the process of determining whether the deferred tax asset related to net operating loss carryforwards reflected on the Company's balance sheet as of December 31, 2005 may have been understated. The Company has not yet finally determined the extent of the understatement, if any, the appropriate accounting treatment to reflect any change in this asset or the period or periods in which such adjustments should be reflected. The adjustments, if any, may result in the restatement of prior period financial statements. The Company does not, however, anticipate that these non-cash accounting adjustments, if any, will have any material adverse impact on current or prior period results of operations.

The control deficiency noted above constituted a material weakness as of December 31, 2005, March 31, 2006, and June 30, 2006. As the Company finalizes its review of its accounting for deferred taxes, additional weaknesses may be identified.

The Company will endeavor to finalize its review and file its third quarter Form 10-Q as soon as practicable. The Company's preliminary summary unaudited results of operations for the three and nine months ended September 30, 2006 (in millions) are set forth below. Income tax provision/(benefit), income from continuing operations, income/(loss) from discontinued operations and net income for the three and nine months ended September 30, 2006 have not been provided, as these items may be affected by the results of such review. As noted, the following data is preliminary in nature. Changes to such data may arise in connection with the finalization of the third quarter Form 10-Q and the related review process.

                                                        FOR THE THREE     FOR THE NINE
                                                         MONTHS ENDED     MONTHS ENDED
                                                        SEPT. 30, 2006   SEPT. 30, 2006
                                                        --------------   --------------
Net sales ..............................................   $  206.4        $  565.0
Operating expenses:
Cost of goods sold, exclusive of depreciation and
 amortization expense shown below ......................      183.4           502.4
Selling, general and administrative expenses ...........        9.9            27.5
Depreciation and amortization ..........................        3.4             9.5
                                                           --------        --------
Operating income .......................................        9.7            25.6
Other income/(expense):
 Interest expense ......................................       (3.6)          (10.2)
 Amortization of deferred financing costs ..............       (0.2)           (0.5)
 Other, net ............................................       (0.1)            0.1
                                                           --------        --------
Income from continuing operations before income tax
 provision .............................................   $    5.8        $   15.0
                                                           ========        ========

Net sales were $206.4 million and $107.6 million for the three months ended September 30, 2006 and 2005, respectively. Sales for the three months ended September 30, 2006 were $98.8 million, or 91.8% above comparable 2005 levels, primarily as a result of increases in the average cost and selling price of copper, and to a lesser extent additional net sales related to our March 31, 2006 acquisition of Phelps Dodge High Performance Conductors of SC and GA, Inc. The average price of copper based upon COMEX increased to $3.54 per pound for the three months ended September 30, 2006 from $1.70 per pound for the three months ended September 30, 2005.

Cost of goods sold, exclusive of depreciation and amortization, as a percentage of sales, increased to 88.9% for the three months ended September 30, 2006 from 85.0% for the same period in 2005. This increase was principally attributable to the increase in the average cost and selling price of copper referenced above.

Net sales of $565.0 million for the nine months ended September 30, 2006 increased by $259.1 million, or 84.8 %, from $305.9 million for the nine months ended September 30, 2005. This increase was primarily the result of increases in the average cost and selling price of copper and to a lesser extent additional net sales related to our March 31, 2006 acquisition of Phelps Dodge High Performance Conductors of SC and GA, Inc. The average price of copper based upon the COMEX increased to $3.06 per pound for the nine months ended September 30, 2006 from $1.57 per pound for the nine months ended September 30, 2005.

Cost of goods sold, exclusive of depreciation and amortization, as a percentage of sales was 88.9% for the nine months ended September 30, 2006, for an increase of 4.3 percentage points over the comparable 2005 period. This increase was principally attributable to the above-mentioned increase in the average cost and selling price of copper.

As of September 30, 2006, our borrowing base under our revolving credit facility was $158.3 million. At that date, outstanding borrowings under the facility were $59.8 million and letters of credit issued under the facility were $13.4 million, resulting in a remaining availability as of such date of $85.1 million.

Capital expenditures were $2.1 million for the three months ended September 30, 2006 and $7.0 million for the nine months ended September 30, 2006.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           INTERNATIONAL WIRE GROUP, INC.


Date:  November 14, 2006                   By:  /s/  Glenn J. Holler
                                              ----------------------------------
                                                Name:   Glenn J. Holler
                                                Title:  Senior Vice President,
                                                        Chief Financial Officer
                                                        and Secretary